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                                                     EXHIBIT 10

                      [PROVIDENT MUTUAL LETTERHEAD]




                                                March 13, 1996




Market Street Fund, Inc.
1600 Market Street
Philadelphia, PA  19103




Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-effective Amendment No. 14 to the Registration Statement on Form N1-A (File No. 2-98755) for the Market Street Fund, Inc.

                                            Sincerely,

                                            /s/Linda E. Senker

                                            Linda E. Senker